                                                                    Exhibit 20.1

                          FNBC Credit Card Master Trust
                     Excess Spread Analysis - September 2001


------------------------------------------------------------------------
Series                                                         1997-1
Deal Size                                                     $300 MM
Expected Maturity                                            08/15/02
------------------------------------------------------------------------

Yield                                                            17.55%
Less:    Coupon                                                   6.01%
         Servicing Fee                                            1.50%
         Gross Credit Losses                                      4.72%
Excess Spread:
         September-01                                             5.33%
         August-01                                                7.12%
         July-01                                                  6.33%
Three month Average Excess Spread                                 6.26%

Delinquencies:
         30 to 59 Days                                            1.34%
         60 to 89 Days                                            0.82%
         90 + Days                                                1.29%
         Total                                                    3.45%

Payment  Rate:                                                   12.43%